EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Electro Scientific Industries, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 033-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 033-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878, 333-137879, 333-146107, 333-151804, 333-155978 and 333-162876) on Form S-8 of Electro Scientific Industries, Inc. and subsidiaries of our reports dated June 12, 2013, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. and subsidiaries as of
March 30, 2013 and March 31, 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended March 30, 2013, and the effectiveness of internal control over financial reporting as of March 30, 2013, which reports appear in the March 30, 2013 annual report on Form 10-K of Electro Scientific Industries, Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon
June 12, 2013